Exhibit 99.1

CURIOSITYSTREAM REPORTS Q3 2024 EARNINGS RESULTS
▪Third Consecutive Quarter of Positive Net Cash from Operating Activities
▪Achieved Highest Quarterly Adjusted Free Cash Flow of $2.6 Million
▪Repurchased over 173 Thousand Shares
▪Declared $0.025 Per Share Dividend
SILVER SPRING, Md. (November 6, 2024) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended September 30, 2024. In addition, the Company’s Board of Directors declared a quarterly cash dividend of $0.025 per share, payable on March 28, 2025, to stockholders of record on March 14, 2025.
"Curiosity delivered excellent results in Q3, our eighth consecutive quarter of increased adjusted free cash flow and our third consecutive positive quarter. We entered into new and additional U.S. and international distribution relationships with Amazon, Samsung, Vizio, Vodafone and several others," said Clint Stinchcomb, President & CEO of CuriosityStream. "Continuing our commitment to return capital to shareholders, we repurchased 173 thousand shares as part of the share repurchase program we announced in Q2, and we issued a dividend of $0.025 per share. We continue to improve our operating efficiencies, as reflected in our expanded gross and adjusted EBITDA margins during the quarter. Looking forward, we anticipate continued sequential growth in overall top-line revenue driven by subscriptions, licensing and advertising with free cash flow consistent with our most recent quarters."
Third Quarter 2024 Financial Results
•Revenue of $12.6 million, compared to $15.6 million in the third quarter of 2023;
•Gross profit of $6.8 million, compared to $7.1 million in the third quarter of 2023;
•Total advertising and marketing and general and administrative expenses of $10.0 million, compared to $12.1 million in the third quarter of 2023;
•Net loss of $3.1 million, compared to net loss of $26.6 million in the third quarter of 2023;
•Adjusted EBITDA loss of $0.4 million, compared to Adjusted EBITDA loss of $3.9 million in the third quarter of 2023;
•Net cash provided by operating activities of $5.1 million, compared to net cash used in operating activities of $13.6 million in the third quarter of 2023;
•Adjusted Free Cash Flow of $2.6 million, an improvement of $5.6 million from the third quarter of 2023;
•Cash, restricted cash and held-to-maturity securities balance of $39.8 million and no debt as of September 30, 2024.
Third Quarter 2024 Business Highlights
•Launched four FAST Channels with Samsung TV+ in the U.S. and Internationally.
•Global AVOD expansion with Pluto U.S., Tubi UK, Tubi Canada and Roku Latin America.
•Launched Curiosity PAY TV Channel with several MVPD partners in Europe and Latin America.
•Launched Curiosity University on Prime Video in the U.S. as an add-on subscription for $8.95 per month. With a roster of luminaries including Pulitzer Prize-winning authors and department chairs at many of the world’s most prestigious universities, Curiosity University offers a deep library of lectures, documentaries, and courses that combine academic rigor with compelling storytelling.

•Executed nine content licensing agreements across the U.S., Europe, Middle East and Latin America.
•Partnered with Shell to offer Shell Recharge app users in the Netherlands free access to Curiosity Stream. Shell Recharge app users now have immediate access to Curiosity Stream’s extensive library of films and series exploring science, nature, history, technology, and more.
•Announced a strategic distribution partnership with Off The Fence, the non-fiction production and distribution powerhouse with a catalog of over 6,000 hours of quality programming. The collaboration supports the licensing of part of Curiosity Stream’s content portfolio in China, Hong Kong, and Macau, bringing 56 unique titles, amounting to 148 hours of premium factual content, to audiences across these territories through various platforms.
•Expanded Summer Doc-Busters programming and promotion campaigns to drive viewership of Curiosity’s biggest original series, including The Real Wild West, Asteroid Rush, Planet Insect, GIANTS, and Connections with James Burke.
•Released three new specials from the acclaimed original series Ancient Engineering highlighting landmark achievements throughout Egypt, China and the Middle East.
•Premiered groundbreaking new science, history and nature specials including Spider Vision: Decoding Color, The Science of Movement, Cute Little Killers, Mystery of the Celtic Tomb and
Little Penguin Love Island.
Financial Outlook
CuriosityStream expects the following for the fourth quarter of 2024:
•Revenue within the range of $12.0 - $14.0 million
•Adjusted Free Cash Flow1 within the range of $2.0 - $3.0 million
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s third quarter 2024 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2023, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2024, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About Curiosity Inc.
Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Español, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Vanessa Gillon
IR@CuriosityStream.com

CuriosityStream Inc.
Consolidated Balance Sheets

(in thousands, except par value)	September 30, 2024	December 31, 2023
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$9,588	$37,715
Restricted cash	125	500
Short-term investments in debt securities	23,621	—
Accounts receivable	4,500	4,760
Other current assets	1,260	2,315
Total current assets	39,094	45,290
Investments in debt securities	6,513	—
Investments in equity method investees	4,179	6,354
Property and equipment, net	492	727
Content assets, net	33,885	44,943
Operating lease right-of-use assets	3,137	3,350
Other assets	267	358
Total assets	$87,567	$101,022

Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$499	$407
Accounts payable	3,842	4,765
Accrued expenses and other liabilities	4,873	3,705
Deferred revenue	11,347	14,521
Total current liabilities	20,561	23,398
Warrant liability	110	44
Non-current operating lease liabilities	3,990	4,283
Other liabilities	691	651
Total liabilities	25,352	28,376
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of September 30, 2024, and December 31, 2023; 55,670 shares issued as of September 30, 2024, including 195 treasury shares; 53,287 issued and outstanding as of December 31, 2023; 55,475 shares outstanding as of September 30, 2024.	5	5
Treasury stock	(218)	—
Additional paid-in capital	366,614	362,636
Accumulated deficit	(304,186)	(289,995)
Total stockholders’ equity	62,215	72,646
Total liabilities and stockholders’ equity	$87,567	$101,022

CuriosityStream Inc.
Consolidated Statements of Operations

	Three Months Ended September 30, 2024		Nine Months Ended September 30,
(unaudited and in thousands except per share amounts)	2024	2023	2023	2022

Revenues	$12,604	$15,630	$37,000	$42,114

Operating expenses
Cost of revenues	5,840	8,494	18,592	27,428
Advertising and marketing	3,590	5,106	9,676	12,424
General and administrative	6,426	6,959	18,187	22,998
Impairment of content assets	—	18,970	—	18,970
	15,856	39,529	46,455	81,820
Operating loss	(3,252)	(23,899)	(9,455)	(39,706)

Change in fair value of warrant liability	(36)	74	(66)	184
Interest and other income	538	31	1,702	856
Equity method investment loss	(267)	(2,638)	(2,175)	(5,092)
Loss before income taxes	(3,017)	(26,432)	(9,994)	(43,758)
Provision for income taxes	45	133	134	479
Net loss	$(3,062)	$(26,565)	$(10,128)	$(44,237)

Net loss per share
Basic	$(0.06)	$(0.50)	$(0.19)	$(0.83)
Diluted	$(0.06)	$(0.50)	$(0.19)	$(0.83)

Weighted average number of common shares outstanding
Basic	54,850	53,040	53,920	52,999
Diluted	54,850	53,040	53,920	52,999

CuriosityStream Inc.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(unaudited and in thousands)	2024	2023

Cash flows from operating activities
Net loss	$(10,128)	$(44,237)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	66	(183)
Additions to content assets	(3,412)	(14,074)
Change in content liabilities	92	(2,734)
Amortization of content assets	14,470	17,707
Depreciation and amortization expenses	285	370
Impairment of content assets	—	18,970
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(166)	26
Stock-based compensation	4,734	3,586
Equity method investment loss	2,175	5,092
Other non-cash items	359	362
Changes in operating assets and liabilities
Accounts receivable	260	4,022
Other assets	1,096	1,737
Accounts payable	(728)	903
Accrued expenses and other liabilities	(658)	(3,947)
Deferred revenue	(3,329)	(1,230)
Net cash provided by (used in) operating activities	5,116	(13,630)
Cash flows from investing activities
Purchases of property and equipment	—	(5)
Investment in equity method investees	—	(992)
Maturities of investments in debt securities	—	15,000
Purchases of investments in debt securities	(29,968)	—
Net cash (used in) provided by investing activities	(29,968)	14,003
Cash flows from financing activities
Repurchases of common stock	(218)	—
Dividends paid	(2,676)	—
Payments related to tax withholding	(756)	(76)
Net cash used in financing activities	(3,650)	(76)
Net increase in cash, cash equivalents and restricted cash	(28,502)	297
Cash, cash equivalents and restricted cash, beginning of period	38,215	40,507
Cash, cash equivalents and restricted cash, end of period	$9,713	$40,804
Supplemental disclosure:
Cash paid for taxes	$71	$144
Cash paid for operating leases	$416	$360

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands)	2024	2023	2024	2023

Net loss	$(3,062)	$(26,565)	$(10,128)	$(44,237)
Change in fair value of warrant liability	36	(74)	66	(184)
Interest and other (income) expense	(538)	(31)	(1,702)	(856)
Provision for Income taxes	45	133	134	479
Equity method investment loss	267	2,638	2,175	5,092
Depreciation and amortization[1]	75	121	285	370
Restructuring[2]	3	—	218	—
Impairment of content assets	—	18,970	—	18,970
Other nonrecurring	47	—	113	—
Stock-based compensation	2,720	897	4,734	3,586
Adjusted EBITDA	$(407)	$(3,911)	$(4,105)	$(16,780)

[1] These amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2024 reduction in force.

CuriosityStream Inc.
Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands)	2024	2023	2024	2023

Net cash flow provided by (used in) operating activities	$2,260	$(3,022)	$5,116	$(13,630)

Purchases of property and equipment	—	—	—	(5)
Restructuring payments[1]	142	—	823	—
Other nonrecurring payments[2]	171	—	281	—
Adjusted Free Cash Flow	$2,573	$(3,022)	$6,220	$(13,635)

[1] Consists primarily of severance and workforce optimization payments resulting from 2023 and 2024 reductions in force.
[2] Consists primarily of payments related to license fees and risk mitigation efforts.